Exhibit 3.2

AMENDED BY-LAWS*

OF

AAR CORP.

A Delaware Corporation

ARTICLE I

OFFICES

SECTION 1.  PRINCIPAL OFFICE.  The principal office shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

SECTION 2.  OTHER OFFICES.  The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

SECTION 1.  TIME.  The annual meeting of the stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on the second Wednesday in October at 10:00 a.m. (Chicago time), or if said day be a legal holiday, then on the next succeeding day not a legal holiday, or shall be held on such other time and date as shall be determined by the Board of Directors.  A special meeting of the stockholders shall be held on the date and at the time fixed by those persons

*as of October 13, 2004

authorized by the Certificate of Incorporation to call such meeting.

SECTION 2.  PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

SECTION 3.  CALL.  Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

SECTION 4.  NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date and hour of the meeting.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

SECTION 5.  STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.  CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting — the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, Executive Vice President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The person presiding over the meeting shall have authority to prescribe the agenda for the meeting and to control the length and order of discussion.

The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

SECTION 7.  PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. A stockholder, or a stockholder’s attorney-in-fact, may validly grant such authority by (a) executing a writing authorizing another person to act for such stockholder as proxy, or (b) by transmitting or authorizing the transmission of such authority by a telegram, cablegram, or other means of electronic or telephonic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic or telephonic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic or telephonic transmission was authorized by the stockholder or stockholders’ attorney-in-fact, or (c) any other means permitted under the Delaware General Corporation Law.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly granted proxy authorization shall be irrevocable if it states that it is irrevocable and, if, and as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A power may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 8.  INSPECTORS AND JUDGES.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof.  If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judges at such meeting with strict impartiality and according to the best of his ability.  The inspectors or judges, if any, shall determine the shares of stock represented at the meeting, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

SECTION 9.  QUORUM.  The holders of a majority of the outstanding shares of stock present or represented by proxy at any such meeting of stockholders shall constitute a quorum at such meeting for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 10.  VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.  In determining whether a proposal has been approved, shares abstaining or not voting but otherwise present at the meeting will not be counted as having been voted on the proposal.  All elections of directors shall be written ballots.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

ARTICLE III

DIRECTORS

SECTION 1.  NUMBER AND QUORUM.  a.  The Board of Directors shall consist of between three and fifteen directors, with the exact number of directors to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office.

b.                                      A majority of the members of the Board of Directors acting at a meeting duly assembled, shall constitute a quorum for the transaction of business; provided, however, that, whenever the corporation is permitted by law to have only one director, then, and, in that event only, one director shall constitute a quorum.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice from time to time until a quorum shall have been obtained.  Except as otherwise provided by law, by the Certificate of Incorporation, or these by-laws, the act of the directors at a meeting at which a quorum is present shall be the act of the Board.  Member or members of the Board of Directors shall be deemed present at a meeting if such person or persons are participating in the meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 2.  MEETINGS.  Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or, in the absence of the Chairman of the Board, the President or any Vice President or the Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders.  Notice need not be given of regular meetings of the Board of Directors.  The notice of any meeting need not specify the purpose of the meeting.  Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.  Further, the attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.  COMMITTEES.  a.  The Board of Directors shall appoint from among its members the following committees:  audit, compensation, nominating and executive.  These committees shall consist of such number, shall have such powers and duties, and the members thereof shall otherwise serve as shall from time to time be prescribed by the Board of Directors.

b.                                      The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint other committees which shall have and may exercise such powers and duties as shall be conferred or authorized by the resolutions appointing them.

c.                                       A majority of any committee appointed pursuant to the provisions of a. and b. above, if such committee be composed of more than two members, may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

d.                                      Any and all actions by any committee shall be reported to the Board of Directors at the board meeting succeeding such action.

SECTION 4.  DIVIDENDS.  Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

SECTION 5.  INTENTIONALLY OMITTED.

SECTION 6.  INFORMAL ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1.  NUMBER.  The Board of Directors, as soon as may be after the election thereof held in each year, shall elect a Chairman of the Board, President, Secretary, Chief Financial Officer, and Treasurer, and from time to time may appoint a Vice Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper.  Any two offices may be held by the same person.  More than two offices other than the offices of Chairman of the Board or President and Secretary may be held by the same person.  The Chairman, the Vice Chairman and the President may, but need not, be chosen from among the directors.  The Treasurer shall report to the Chief Financial

Officer if not also elected to the position of Chief Financial Officer.

SECTION 2.  TERM AND REMOVAL.  The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office.  A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3.  POWERS AND DUTIES.  The Chairman of the Board shall preside at all meetings of the Board of Directors, shall have such powers and perform such duties as are assigned to him by these by-laws, and shall have such other powers and perform such other duties as generally pertains to his office.  In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, if one has been appointed, shall assume the duties, powers and position of the said Chairman.  The President shall be the Chief Executive Officer of the corporation and, in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, if the latter has been appointed, the President shall assume the duties, powers and position of the said Chairman.  The remaining officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.  The Vice

President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively; provided, however, and notwithstanding anything hereinabove to the contrary, that if the Board of Directors designates a Vice President as an Executive Vice President, he shall perform the duties of the President in his absence or disability, regardless of the order of seniority of said Executive Vice President to the other Vice Presidents.

SECTION 4.  VOTING CORPORATION’S SECURITIES.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in the event of his inability to act, the President, or in the event of his inability to act, the Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATES OF STOCK

SECTION 1.  FORM AND TRANSFERS.  The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these by-laws, or any written agreement in respect thereof, transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.  The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

The certificates of stock shall be signed by or in the name of the company by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such named holder, and sealed with the seal of the corporation.  Such seal may be a facsimile, engraved or printed. Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2.  RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty days nor less than ten days before the date of such meting, nor more than sixty days prior to any other action.  If no record date is fixed:  (1) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 3.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  No certificates for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

SECTION 4.  TRANSFER AGENT AND REGISTRAR.  The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 5.  EXAMINATION OF BOOKS BY STOCKHOLDERS.  The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of June in each year and shall end on the last day of May next following, unless otherwise determined by the Board of Directors.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VIII

AMENDMENTS

The by-laws of this corporation may be amended, altered or repealed and new by-laws not inconsistent with any provision of the Certificate of Incorporation, as amended, may be made (i) by the affirmative vote of a majority of the members of the Board of Directors then in office, or (ii) by the affirmative vote of the holders of at least 80% of the total voting power of all shares of stock of this corporation entitled to vote in the election of directors, considered for purposes of this Article VIII as one class.

ARTICLE IX

Notice of Shareholder Nominations for Director and Other Shareholder Proposals

Written notice of shareholder nominations for Director or any other shareholder proposal for vote of the shareholders at any annual or special meeting of the shareholders called for the election of directors or for any other action by vote of shareholders, shall be given personally or by mail to the Secretary of the Corporation not less than 180 days before the date of the meeting.  With respect to a proposed nominee for election as a director, to be effective such notice must state the full name and address of each proposed nominee and a brief biographical history setting forth past and present directorships, employment, and occupations and any other qualifications, together with a statement that the proposed nominee(s) has consented to being nominated and to serve if elected; with respect to any other proposed action for vote of shareholders, to be effective such notice must clearly state the proposal, the reasons for the proposal and a brief description of how the proposed action, if adopted, would benefit the Company and/or it shareholders.  Notice by mail shall be deemed given upon receipt thereof by the Secretary of the Corporation.  If a meeting is adjourned to another time or place, it shall not be necessary for a shareholder to give further notice.  Unless such notice is given, the shareholder nomination or other shareholder proposal for shareholder vote, shall not be included in the Corporation’s proxy statement nor put for a vote of the shareholders until such notice requirements are met.